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                                                                     Exhibit 23






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63109 and Form S-8 No. 333-72101) pertaining to the RSI Holdings, Inc. Stock Option Plan (Amendment Nos. 3 and 4) of our report dated October 14, 1999, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 1999.


                                            /s/ Elliott, Davis & Company, L.L.P.


November 22, 1999
Greenville, South Carolina